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                                                                   EXHIBIT 10.75


                            Second Amendment of Note



This Second Amendment of Note, Mortgage and Assignment of Leases made this 28th day of December, 2000 by and between Apex Acquisition Corporation, a Connecticut Corporation, having an office at 1806 New Britain Avenue, Farmington, Connecticut 06032 ("Borrower"), and Gerald S. Biondi, an individual residing at 4 Overlook Drive, Canton, Connecticut 06109, James Biondi, an individual residing at 4 Laurel Crest Drive, Burlington, Connecticut 06103 and Michael J. Biondi, an individual residing at 130 Terryville Road, Burlington, Connecticut 06791 (collectively, "Lender").


                                   WITNESSETH

         WHEREAS, on June 30, 1998 the Lender made a loan to the Borrower in the aggregate principal amount of Two Million Seven Hundred Ten Thousand Six Hundred Eighty Seven and 02/100 Dollars ($2,710,687.02) which loan was evidenced by certain $2,710,687.02 Promissory Note dated June 30, 1998 made by the Borrower to the order of the Lender (the "Note");

         WHEREAS, to secure its obligations under the Note, the Borrower executed and delivered to the Lenders (I) an open-end Mortgage deed and Security Agreement dated June 30, 1998 and recorded in Volume 571 at Page 207 of the Farmington Land Records (the "Mortgage") and (II) an Assignment of Leases and Rents dated June 30, 1998 and recorded in Volume 571 at page 260 of the Farmington Land Records (the "Assignment of Leases"); and

         WHEREAS, it is the desire of the Borrower and the Lenders to modify the Note, the Mortgage, the Assignment of Leases and the Amendment to the Note in certain particulars and provided herein.

         NOW, THEREFORE, in consideration of the sum of One Dollar ($1.00) and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Borrower and the Lenders hereby agree as follows:
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     1.   The Note and the Amendment of Note are modified as follows:

          (a)  From and after January 1, 2001, the 1. (a) section of the Amended
               Note is modified to read as follows:

               "Interest only shall be paid quarterly in advance commencing on January 2, 2001 and on the first business day of each April, July, October and January thereafter until October 1, 2002 and the entire principal balance together with all unpaid interest and other unpaid charges hereunder shall become due and payable on January 2, 2003.

               Additionally, Principal shall be paid monthly as follows on the first day of each calendar month commencing January 1, 2001: (I) commencing January 1, 2001 to and including June 1, 2001 in monthly installments of $18,000 each and (II) commencing July 1, 2001 to and including December 1, 2001 in monthly installments of $22,000 each and (III) commencing January 1, 2002 to and including December 1, 2002 in monthly installments of $25,000 each.

               Additionally, if the entire principal amount has not been paid in full by June 30, 2002 and/or there is default in a required payment, Borrower agrees to pay Lender a one time Twenty Five Thousand Dollar ($25,000) penalty payment by June 30, 2002. A default in required payment is defined as a required payment that is not paid when due and continues not to be paid for the subsequent ten days. Borrower will make its best effort to refinance this property at its earliest opportunity. If entire principal balance has been paid in full prior to June 30, 2002, and there has been no default in required payment, no penalty payment will be due.


Both parties agree that as of December 28, 2000 the principal balance due from Borrower to Lender is $2,049,638.01 with an interest credit to the Borrowers of $4,727.42 which arose from the sale of 17 Spring Lane in Farmington, Connecticut on November 22, 2000 which the Lender was paid $445, 049.01 as a principal reduction after Borrower had made a quarterly interest payment on the entire principal balance.


          2. All Loan Documents, as defined in the Note, the Mortgage, the Assignment of Leases and the Amendment of Note, are hereby modified such that any references in any of the Loan Documents to the Note, the Mortgage, the Assignment of Leases and/or the Amendment of Note shall mean such instruments as modified hereby.

          3. As modified hereby, the Note, the Mortgage, the Assignment of Leases and the Amendment of Note and all of the other Loan Documents are hereby
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               ratified and confirmed by the Borrower and the Lender and every provision, covenant, warranty, representation, condition obligation, right and power contained in and under the Note, the Mortgage, the Assignment of Leases, the Amendment of Note and the other Loan Documents, as modified hereby, shall continue in full force and effect, modifications set forth herein.

          4. The First Amendment dated December 21, 1999 recorded in volume 616 page 709 in the Farmington grand record shall remain in full force and effect except for those items specifically modified by this Second Amendment.


               IN WITNESS WHEREOF, Borrower and lender have caused this Second Amendment to Note, Mortgage, Assignment of Lease and Amendment of Note to be duly executed as of the day and year first above written.



                                                Apex Acquisition Corporation



                                                By: /s/ Ronald G. Popolizio
                                                   -----------------------------
                                                   Name:  Ronald G. Popolizio
                                                   Title: Secretary
                                                   Hereunto Duly Authorized



                                                /s/ Gerald S. Biondi
                                                --------------------------------
                                                Gerald S. Biondi




                                                /s/ James G. Biondi
                                                --------------------------------
                                                James G. Biondi




                                                /s/ Michael Biondi
                                                --------------------------------
                                                Michael J. Biondi